 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2009

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

In connection with a proposed notes offering of Boston Scientific Corporation (the “Company”) pursuant to a shelf registration statement on Form S-3 (File No. 333-163621), the Company will include the following disclosure under the heading “Risk Factors” in the prospectus supplement forming part of the registration statement.   In addition to the other information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and its quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009, the following risk factors should be carefully considered in evaluating our business.

Risk Factors

Risks Relating to the Notes and Our Business

The notes are structurally subordinated to the liabilities of our subsidiaries.

The notes are obligations exclusively of Boston Scientific and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of September 30, 2009, before giving effect to this offering, our subsidiaries had approximately $3.0 billion of outstanding indebtedness, consisting primarily of $2.1 billion outstanding under our bank term loan and a $900 million subordinated loan from Abbott Laboratories. In October 2009, we prepaid an additional $250 million of our bank term loan. Our wholly owned subsidiary, BSC International Holding Limited, is the borrower, and Boston Scientific is the guarantor, under the bank term loan and the subordinated loan from Abbott Laboratories.

The notes will be effectively junior to any secured indebtedness that we may issue in the future.

The notes are unsecured. As of October 31, 2009, we had no secured debt outstanding. Holders of our secured debt that we may issue in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes. Holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. As a result, the notes will be effectively junior to any secured debt that we may issue in the future.

We may issue additional notes.

Under the terms of the indenture that governs each series of the notes, including the notes offered hereby, we may from time to time without notice to, or the consent of, the holders of the applicable series of notes, create and issue additional notes of a new or existing series, which notes, if of an existing series, will be equal in rank to the notes of that series in all material respects so that, subject to certain tax considerations, the new notes may be consolidated and form a single series with such notes and have the same terms as to the status, redemption or otherwise as such notes.

Redemption may adversely affect your return on the notes.

The notes are redeemable at our option, and therefore we may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event.

As described under “Description of the Notes — Repurchase at the Option of Holders Upon Change of Control Repurchase Event”, we will be required to offer to repurchase the notes upon the occurrence of a Change of Control Repurchase Event. There can be no assurance that we will have sufficient funds available at the time of any Change of Control Repurchase Event, and consummate a Change of Control Offer for all notes then outstanding, at a purchase price for 101% of their principal amount, plus accrued and unpaid interest to the Change of Control Payment Date. In addition, a change of control (as described herein) and certain other change of control events would constitute an event of default under certain of our credit agreements. As a result, we may not be able to make any of the required payments on, or repurchases of, the notes without obtaining the consent of the lenders under certain of our credit agreements or have the ability to arrange financing on acceptable terms.

The notes do not restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

We are not restricted under the terms of the notes or the indenture governing the notes from incurring additional indebtedness. The terms of the indenture limit our ability to merge or consolidate with another entity or transfer all or substantially all of our property and assets, and create, grant or incur liens. However, these limitations are subject to numerous exceptions. See “Description of Debt Securities” in the accompanying prospectus. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt, or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing indebtedness or capital stock, or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

There is no public market for the notes.

The notes are new issues of securities for which there currently is no trading market. As a result, we can give no assurances that a market will develop for the notes or that you will be able to sell the notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions, our financial condition and performance, as well as other factors. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. We do not intend to apply for listing or quotation of the notes of either series on any securities exchange or automated dealer quotation system, respectively.

We have undertaken corporate restructurings in the past and we may undertake further restructurings in the future, which are likely to result in pre-tax charges and cash outlays and we cannot assure you that any future restructuring will achieve its intended benefits.

From time to time, our management undertakes various cost improvement measures intended to better align operating expenses with our expected revenue levels and reallocate resources to better support growth initiatives intended to improve overall gross profit margins. For example, we undertook a number of restructuring activities under our 2007 Restructuring plan that are expected to result in pre-tax expenses of approximately $425 million to $450 million with approximately $385 million to $405 million of these pre-tax expenses resulting in cash outlays and our 2009 Plant Network Optimization plan that is expected to result in pre-tax charges of approximately $135 million to $150 million with approximately $115 million to $125 million of these charges resulting in cash outlays. We are currently reviewing our operations and corporate structure which may result in the formulation of additional restructuring plans. However, we have not determined the scope of our future restructuring plans. Any future restructuring plans will involve risks and uncertainties and will likely result in pre-tax charges and cash outlays, which may be significant and may exceed forecasts that we make at the time any plan is approved by our Board of Directors. We cannot assure that any future restructuring will achieve its intended benefits, including resulting in cost-savings to the company.

We are subject to numerous regulatory and quality requirements which, if not strictly adhered to, may result in physician advisories, product recalls, or other field actions. Field actions could also result from later discovered product issues.

We have in the past, and may again in the future, initiate physician advisories, product recalls or other field actions as a result of a failure to strictly comply with regulatory or quality requirements or our internal policies or of unsatisfactory product performance. Field actions could also result from a previously unknown issue with a product, component or supplier or a developing complaint trend. Field actions could negatively impact physician confidence in our products and therefore adversely affect our revenue, market share and customer relations as well as result in extensive execution and replacement costs. In addition, we could become subject to governmental investigations and/or increased product liability litigation or shareholder litigation as a result of field actions. If we lose and are unable to regain market share and revenue or do not regain market share and revenue on a timely basis, our business, financial condition or results of operations could be materially adversely affected. For example, on December 1, 2009, we issued a physician advisory with respect to the subpectoral implantation of certain of our CRM products. There can be no assurance that this or other field actions will not negatively affect customer perception of our products, physician acceptance of these types of products in the market generally and our market position.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: December 10, 2009	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel